INVESTOR CONTACTS:	MEDIA CONTACT:
Todd Fromer / Garth Russell	Barry Stagg
KCSA Strategic Communications	4Kids Entertainment
(212) 896-1215 / (212) 896-1250	(310) 880-3193
tfromer@kcsa.com / grussell@kcsa.com	bstagg@4kidsent.com

4Kids Entertainment Reports 2009 Fourth Quarter and Year End Results

NEW YORK, March 16, 2010 – 4Kids Entertainment, Inc. (NYSE: KDE), the global children’s entertainment and merchandise licensing company, today announced financial results for the fourth quarter and year ended December 31, 2009.

Net revenues for the three months ended December 31, 2009 totaled $17.0 million, compared to $12.8 million for the same period in 2008. Fourth quarter revenues included $9.8 million that the Company received as part of its agreement to terminate its right to serve as the merchandise licensing agent for the Teenage Mutant Ninja Turtles property (“TMNT”). The Company’s net loss attributable to 4Kids Entertainment for the three months ended December 31, 2009 was $(21.3) million, or $(1.59) per diluted share, as compared to a net loss of $(19.6) million, or $(1.48) per diluted share, for the same period in 2008.  Net loss for the fourth quarter included $20.2 million in impairment charges attributable to the Chaotic property. The Company's fourth quarter 2009 results also included losses and impairment charges of $6.0 million relating to the Company's portfolio of auction rate securities, $2.9 million in severance costs relating to the reduction in force and an additional $3.8 million in amortization of capitalized film costs related to the fourth quarter 2009 sale of the TMNT property.

For the year ended December 31, 2009, net revenues totaled $36.8 million, compared to $57.2 million for the same period in 2008. The Company’s net loss attributable to 4Kids Entertainment for the year ended December 31, 2009 was $(42.1) million, or $(3.16) per diluted share, as compared to a net loss of $(36.8) million, or $(2.79) per diluted share, for the same period in 2008. The Company’s results reflect the adoption of authoritative guidance from the FASB requiring losses attributable to non-controlling interests of the Company to be excluded in their entirety from the computation of the Company’s net losses beginning in 2009.

“In 2009 we looked to realign our business with current trends in the market and made significant adjustments throughout our operations,” said Alfred R. Kahn, Chairman and Chief Executive Officer of 4Kids Entertainment. "We have substantially reduced our cost structure and have revised the valuation or amortization of certain assets on our balance sheet. With these financial hurdles now behind us, we have entered 2010 with a much lower annual expense base which is projected to be under $25 million for 2010,” said Mr. Kahn.

"We believe that we have a stronger pipeline of new properties than in recent years, which we hope will benefit the Company in the years ahead. We are also working on a number of other deals which we expect will result in additional licenses and opportunities for 4Kids in 2010. As of March 15, 2010, the Company had over $10.7 million in cash and an additional $14.1 million in investment securities at their fair market value which we believe should provide the Company with sufficient liquidity to run its business, promote its current properties, invest in new properties and generally rebuild the business of 4Kids. While working to strengthen our business, the Company is also continuing to pursue potential strategic transactions that could potentially have a positive effect on shareholder value,” Kahn concluded.

About 4Kids Entertainment, Inc.

With U.S. headquarters in New York City, regional offices for its trading card business in San Diego, California and international offices in London, 4Kids Entertainment, Inc. (NYSE: KDE) is a global organization devoted to the creation, development, production, broadcasting, distribution, licensing and manufacturing of children’s entertainment products.

Through its subsidiaries, 4Kids produces animated television series and films, distributes 4Kids’ produced or licensed animated television series for the domestic and international television and home video markets, licenses merchandising rights worldwide to 4Kids’ owned or represented properties, operates Websites to support 4Kids’ owned or represented properties, and produces and markets collectible trading card games. Additionally, the Company programs and sells the national advertising time in “TheCW4Kids” five-hour Saturday morning block on The CW television network.

Additional information is available on the www.4KidsEntertainment.com corporate Website and at the www.4Kids.tv game station site.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company's properties and other factors could cause actual results to differ materially from the Company's expectations.

(Financial tables below)

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2009 AND 2008

(In thousands of dollars, except share data)

ASSETS:	2009	2008
Current assets:
Cash and cash equivalents	$3,621	$13,503
Accounts receivable - net	14,470	22,818
Inventories - net	1,273	4,241
Income taxes receivable	4,044	137
Prepaid expenses and other current assets	2,612	1,876
Deferred income taxes	—	127
Total current assets	26,020	42,702

Property and equipment - net	2,898	4,287
Long term investments	14,180	21,617
Accounts receivable – noncurrent, net	153	655
Film and television costs - net	6,832	16,661
Other assets - net (includes related party amounts of $1,215 and $6,638, respectively)	6,570	14,652
Total assets	$56,653	$100,574

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Due to licensors	$6,578	$5,651
Accounts payable and accrued expenses	12,304	16,202
Deferred revenue	2,279	3,270
Total current liabilities	21,161	25,123

Deferred rent	375	460
Total liabilities	21,536	25,583

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value - authorized, 3,000,000 shares; none issued	—	—
Common stock, $.01 par value - authorized, 40,000,000 shares; issued, 15,411,099 and 15,246,579 shares; outstanding 13,352,053 and 13,227,019 shares in 2009 and 2008, respectively	154	152
Additional paid-in capital	66,991	65,107
Accumulated other comprehensive loss	(4,644)	(17,396)
Retained earnings	19,298	63,504
	81,799	111,367
Less cost of 2,059,046 and 2,019,560 treasury shares in 2009 and 2008, respectively	36,434	36,376
Total shareholders’ equity of 4Kids Entertainment, Inc.	45,365	74,991
Noncontrolling interests	(10,248)	—
Total equity	35,117	74,991
Total liabilities and stockholders’ equity	$56,653	$100,574

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

(In thousands of dollars, except share data)

	2009	2008	2007
Net revenues:
Service revenue	$24,394	$41,925	$48,428
Product revenue	2,603	15,276	776
Other revenue	9,786	—	—
Total net revenues	36,783	57,201	49,204

Costs and expenses:
Selling, general and administrative	48,190	54,564	44,970
Cost of sales of trading cards	8,167	10,625	352
Amortization of television and film costs	21,511	7,707	8,179
Amortization of 4Kids TV broadcast fee	—	16,022	21,472
Impairment of investment in international
trading card subsidiary	2,430	—	—
Total costs and expenses	80,298	88,918	74,973

Loss from operations	(43,515)	(31,717)	(25,769)

Interest income	1,076	2,722	5,281
Impairment of investment securities	(6,175)	(7,834)	—
Loss on sale of investment securities	(7,647)	—	—
Total other (expense) income	(12,746)	(5,112)	5,281

Loss before income taxes	(56,261)	(36,829)	(20,488)

Benefit from (provision for) income taxes	3,805	(300)	(2,436)

Loss on previously unconsolidated affiliate	—	—	(498)

Noncontrolling interest	—	310	96

Net loss	(52,456)	(36,819)	(23,326)

Net loss attributable to noncontrolling interests	10,380	—	—

Net loss attributable to 4Kids Entertainment, Inc.	$(42,076)	$(36,819)	$(23,326)

Basic loss per share attributable to 4Kids Entertainment, Inc. common shareholders	$(3.16)	$(2.79)	$(1.77)

Diluted loss per share attributable to 4Kids Entertainment, Inc. common shareholders	$(3.16)	$(2.79)	$(1.77)

Weighted average common shares
outstanding - basic	13,303,192	13,181,549	13,209,495
Weighted average common shares
outstanding - diluted	13,303,192	13,181,549	13,209,495

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